                                                                     Exhibit 4.6


                                FIRST AMENDMENT

                                       TO

                         REGISTRATION RIGHTS AGREEMENT


                 This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT ("First Amendment"), entered into as of December __, 1997, between Hollywood Theater Holdings, Inc., a Delaware corporation (the "Company"), Hoak Communications Partners, L.P., a Delaware limited partnership ("HCP"), HCP Capital Fund, L.P., a Delaware limited partnership ("HCF") and HCP 1997 Authorized Employee Fund, L.P., a Delaware limited partnership ("HAE", together with HCP and HCF, the "Hoak Entities").

                              W I T N E S S E T H:


                 WHEREAS, as of May 13, 1997, the Company and the Hoak Entities entered into that certain Registration Rights Agreement (the "Registration Rights Agreement");

                 WHEREAS, as of the date hereof, the Company and the Hoak Entities have entered into a Subscription Agreement pursuant to which the Company will issue, and the Hoak Entities will purchase, certain shares of a new series of preferred stock designated the Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"); and

                 WHEREAS, the parties hereto desire to amend the Registration Rights Agreement to include references to the Series D Preferred Stock;

                 NOW THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Capitalized terms used herein and not otherwise expressly defined shall have the respective meanings assigned to them in the Registration Rights Agreement.

                 2. The Registration Rights Agreement is hereby amended as follows:

                          (a) Section 1 is amended by adding the following definition:

                          "Series D Preferred" means the Series D Convertible Preferred Stock of the Company, par value $.01 per share.

                          (b) The definition of "Beacon Registration Rights Agreement" is hereby amended to read in its entirety as follows:

                          "Beacon Registration Rights Agreement" means that certain Registration Rights Agreement dated October 3, 1996, by and between the Company and Beacon, as amended by the First Amendment to Registration Rights Agreement, dated as of April 25, 1997 and the Second Amendment to Registration Rights Agreement, dated as of the date hereof.

                          (c) The definition of "Conversion Shares" is hereby amended to read in its entirety as follows:

                          "Conversion Shares" means the shares of Common Stock or other equity securities issued or issuable upon conversion of the Series B Preferred, the Series C Preferred and/or the Series D Preferred.

                          (d) The first sentence of the definition of "Registrable Securities" is hereby amended to read in its entirety as follows:

                          "Registrable Securities" means any (i) shares of Series B Preferred, Series C Preferred and Series D Preferred owned by the Investors, whether acquired on the date hereof or hereafter acquired, (ii) shares of Common Stock owned by the Investors, whether acquired on the date hereof or hereafter acquired, (iii) Conversion Shares owned by the Investors, (iv) shares of Series B Preferred, Series C Preferred, Series D Preferred or Common Stock acquired by any Person after the date hereof pursuant to rights granted to the Investors under the Purchase Agreement or the Shareholders' Agreement, (v) Conversion Shares acquired by any Person after the date hereof pursuant to rights granted to the Investors under the Purchase Agreement or the Shareholders' Agreement and (vi) shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clauses (ii), (iii), (iv) or (v) above by way of stock dividend, stock split or combination of shares.

                          (e) The definition of "Requisite Percentage of Outstanding Holders" is hereby amended to read in its entirety as follows:

                          "Requisite Percentage of Outstanding Holders" means the Holders of Registrable Securities who, assuming conversion of all of the then outstanding Series B Preferred, Series C Preferred and Series D Preferred into

                          Conversion Shares, would hold 10% or more of the total Conversion Shares that would then be outstanding.

                          (f) The definition of "Requisite Percentage of Participating Holders" is hereby amended to read in its entirety as follows:

                          "Requisite Percentage of Participating Holders" means the Holders of Registrable Securities participating in the registration who, assuming conversion of all of the then outstanding Series B Preferred, Series C Preferred and Series D Preferred into Conversion Shares, would hold a majority of the total Conversion Shares that would then be held by all Holders participating in the registration.

                          (g) The definition of "Stratford Registration Rights Agreement" is hereby amended to read in its entirety as follows:

                          "Stratford Registration Rights Agreement" means that certain Amended and Restated Registration Rights Agreement dated as of October 3, 1996, by and between the Company, Stratford Capital Partners, L.P., a Texas limited partnership and Precept Investors, Inc., a Texas corporation, as amended by the First Amendment to Restated Registration Rights Agreement, dated as of April 25, 1997 and the Second Amendment to Restated Registration Rights Agreement, dated as of the date hereof.

                 3. The Registration Rights Agreement is hereby ratified by each of the parties hereto, and the terms and provisions of the Registration Rights Agreement as amended pursuant to Section 2 hereof shall remain in full force and effect.

                 4. From and after the date hereof, each reference to "hereof," "hereunder," "herein" and "hereby" and each reference to "this Agreement" and each other reference of like import in the Registration Rights Agreement shall be deemed to refer to the Restated Registration Rights Agreement as amended pursuant to Section 2 hereof.

                 5. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [Signature page follows.]

                 IN WITNESS WHEREOF, the parties have caused this First Amendment to Registration Rights Agreement be executed as of the date first above written.



                                HOLLYWOOD THEATER HOLDINGS, INC.

                                By:  /s/ James R. Featherstone
                                     ------------------------------------
                                     James R. Featherstone
                                     Vice President and Chief Financial Officer




                                HOAK COMMUNICATIONS PARTNERS, L.P.

                                By:  HCP INVESTMENT, L.P.

                                     By:  HOAK PARTNERS, L.L.C.

                                          By:  /s/ Thomas L. Harrison
                                               ----------------------------
                                               Thomas L. Harrison
                                               Manager


                                HCP CAPITAL FUND, L.P.


                                     By:  JAMES M. HOAK & CO.

                                          By:  /s/ Thomas L. Harrison
                                               ----------------------------
                                               Thomas L. Harrison
                                               Executive Vice President

                                HCP 1997 AUTHORIZED EMPLOYEE FUND, L.P.

                                By:  AUTHORIZED FUND MANAGEMENT, INC.

                                     By:  /s/ Robert Sussman
                                          -----------------------------
                                          Robert Sussman
                                          President